                                                                       EXHIBIT 5

                               September 8, 1999



NBC Capital Corporation
P. O. Box 1187
Starkville MS 39760

Ladies & Gentlemen:

     In our capacity as counsel for NBC Capital Corporation, a Mississippi corporation ("NBC"), we have represented NBC in the negotiation of the Merger (the "Merger") of FFBS Bancorp, Inc., a Delaware corporation ("FFBS"), with and into NBC, and the issuance of shares of common stock, par value $1.00 per share, of NBC in connection with the Merger, including, without limitation, the issuance of shares pursuant to that certain Registration Statement on Form S-8 to be filed by NBC with the Securities and Exchange Commission (the "Registration Statement") with respect to the issuance by NBC of up to 30,000 shares of NBC common stock (the "Shares").

     In furnishing this opinion, we have examined such documents and have made such investigation of matters of fact and law as we have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, and the conformity to original documents of all documents submitted as certified or photostatic copies.

     In rendering this opinion, we do not express any opinion concerning any law other than the law of the State of Mississippi and the federal law of the United States, and we do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

     Based upon and limited by the foregoing, and based upon legal considerations which we deem relevant and upon laws or regulations in effect as the date hereof, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Mississippi.

NBC Capital Corporation
September 8, 1999
Page 2
_________________________

     2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the Registration Statement, will be, validly issued, fully paid and nonassessable.

     We hereby expressly consent to the filing of this opinion with the Securities & Exchange Commission as an exhibit to the registration statement and to the reference to this opinion therein.

     This opinion is being furnished to you pursuant to the filing of the registration statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.

                              Very truly yours,

                              GHOLSON, HICKS & NICHOLS,
                              A Professional Association


                              BY: /s/ William F. Gillis
                                 ----------------------------------
                                      William F. Gillis

WFG/rh
nbccap.opi